CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 77 to Registration Statement No. 033-39242 on Form N-1A of our reports dated January 16, 2018, relating to the financial statements and financial highlights of Emerging Markets Fund, Emerging Markets Small Cap Fund, Focused International Growth Fund, Global Growth Fund, Global Small Cap Fund, International Discovery Fund, International Growth Fund, International Opportunities Fund, International Value Fund, NT Emerging Markets Fund, NT International Growth Fund, NT International Small-Mid Cap Fund, and NT International Value Fund, each a portfolio comprising American Century Word Mutual Funds, Inc., appearing in the Annual Report on Form N-CSR of American Century World Mutual Funds, Inc. for the year ended November 30, 2017, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
November 28, 2018